As filed with the Securities and Exchange Commission on March 11, 2009

Registration No. 333-150980

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

REALTY FINANCE CORPORATION

(Exact name of Registrant as specified in its governing instruments)

Maryland	185 Asylum Street, 31st Floor Hartford, Connecticut, 06103 (860) 275-6200	30-0314655
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification No.)

Kenneth J. Witkin

President and Chief Executive Officer

185 Asylum Street, 31st Floor

Hartford, Connecticut, 06103

(860) 275-6200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copy to:

Larry P. Medvinsky, Esq.

Clifford Chance US LLP

31 West 52nd Street

New York, New York 10019

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated Filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Small reporting company ☐

EXPLANATORY NOTE:

REMOVAL OF SECURITIES FROM REGISTRATION

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (File No. 333-150980) (the “Registration Statement”) of Realty Finance Corporation (“RFC”).

The offering contemplated by the Registration Statement has terminated. Pursuant to the understakings contained in Part II of the Registration Statement, RFC is removing from registration, by means of this Post-Effective Amendment No. 1 to the Registration Statement, any securities registered under the Registration Statement which remained unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 11, 2009.

REALTY FINANCE CORPORATION

By:	/s/ Daniel Farr
Name: Daniel Farr Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ray Wirta	Chairman of the Board of Directors	March 11, 2009
Ray Wirta

/s/ Kenneth J. Witkin	Chief Executive Officer, President and Director (Principal Executive Officer)	March 11, 2009
Kenneth J. Witkin

/s/ Douglas Eby	Director	March 11, 2009
Douglas Eby

/s/ Vincent Costantini	Director	March 11, 2009
Vincent Costantini

/s/ Ricardo Koenigsberger	Director	March 11, 2009
Ricardo Koenigsberger

/s/ Daniel Farr	Chief Financial Officer (Principal Financial and Accounting Officer)	March 11, 2009
Daniel Farr